UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Mitek Systems, Inc.
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MITEK SYSTEMS, INC.
8911 BALBOA AVE., SUITE B
SAN DIEGO, CALIFORNIA 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 24, 2010

TO ALL STOCKHOLDERS OF MITEK SYSTEMS, INC.

The Annual Meeting of Stockholders of Mitek Systems, Inc., will be held at 9:00 a.m., local time, Wednesday, February 24, 2010, at Mitek's executive offices located at 8911 Balboa Ave., Suite B, San Diego, California 92123, for the following purposes:

1.	To elect a board of seven directors to hold the office during the ensuing year or until their respective successors are elected and qualified.

2.	To adopt the Mitek Systems, Inc. 2010 Stock Option Plan.

3.	To ratify the appointment of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for our 2010 fiscal year.

4.	To transact such business as may properly come before the meeting and any adjournments thereof.

Our Board of Directors has fixed the close of business on January 11, 2010 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof.  A list of these stockholders will be open to examination by any stockholder at the meeting and for ten days prior thereto during normal business hours at our executive offices, 8911 Balboa Ave., Suite B, San Diego, California 92123.

Enclosed for your convenience is a form of proxy which may be used at the Annual Meeting and which, unless otherwise marked, authorizes the holders of the proxy to vote for the proposed slate of directors, to adopt the Mitek Systems, Inc. 2010 Stock Option Plan, to ratify the appointment of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for our 2010 fiscal year, and as the proxy holder deems appropriate on any other matter brought before the Annual Meeting.

You are invited to attend the meeting in person.  Even if you expect to attend, it is important that you sign, date and return the enclosed proxy promptly in the business reply envelope which requires no postage if mailed in the United States.  It is important that your shares be represented at the meeting to assure the presence of a quorum.  If you sign and send in a proxy, you may revoke it before it is exercised (1) by executing a new proxy bearing a later date, (2) by filing with our Corporate Secretary an instrument revoking your proxy, or (3) by attending the meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

This proxy statement, along with our 2009 Annual Report on Form 10-K and proxy card, are available online at www.proxyvote.com.

By Order of the Board of Directors

San Diego, California	John M. Thornton
January 21, 2010	Chairman of the Board

MITEK SYSTEMS, INC.
8911 BALBOA AVE., SUITE B
SAN DIEGO, CALIFORNIA 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 24, 2010

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mitek Systems, Inc. ("we," "us," "our," "Mitek," or the "Company") for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, Wednesday, February 24, 2010, at the Company's executive offices at 8911 Balboa Ave., Suite B, San Diego, CA 92123, and at any adjournments thereof.

We will pay the expenses of soliciting proxies for the Annual Meeting including the cost of preparing, assembling and mailing the proxy materials.  Proxies may be solicited personally, by mail, by telephone, by facsimile, or by telegram, by our regularly employed officers and employees.  Our officers and employees will not receive additional compensation for soliciting proxies.  We may request persons holding stock in their names for others, such as brokers and nominees, to forward proxy materials to their principals and request authority to execute the proxy.  We will reimburse any such brokers and nominees for their expenses in connection therewith.

Our 2009 Annual Report to Stockholders is included in this Proxy Statement, but is not incorporated in, and is not part of, this Proxy Statement and is not proxy-soliciting material.  We intend to mail this Proxy Statement and the accompanying material to stockholders of record on or about January 21, 2010.

VOTING

The holders of at least a majority of the voting power of our common stock outstanding on the record date must be present in person or by proxy at the Annual Meeting in order to obtain a quorum for the Annual Meeting.  Abstentions and broker non-votes are counted in determining whether at least a majority of the voting power of the common stock outstanding on the record date are present at the Annual Meeting.

As of the close of business on January 11, 2010, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had a total of 16,751,137 shares of common stock issued and outstanding.  Each stockholder of record on the record date is entitled to one vote for each share held on all matters to come before the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person.  Most stockholders have three options for submitting their votes: (i) via the Internet at the website address set forth on the accompanying ballot, (ii) by telephone at the phone number set forth on the accompanying ballot or (iii) by mail.  If you have Internet access, we encourage you to record your vote on the Internet.  It is convenient, and it saves us significant postage and processing costs.  In addition, when you vote via the Internet or by phone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.  If you attend the Annual Meeting and are a registered holder, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting.  The Annual Meeting’s polls will close shortly after 9:00 a.m., local time, and no further votes will be accepted after that time.  If you have any questions about submitting your vote, please call our Corporate Secretary, at (858) 503-7810.

Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee, rather than our proxy card.  A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. that allows stockholders to grant their proxy to vote shares by means of the telephone or Internet.  If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may be able to vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or over the Internet at Broadridge’s web site at http://www.proxyvote.com.  If you hold your stock in street name and wish to vote in person at the Annual Meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

You may revoke your proxy at any time prior to the close of the polls at the Annual Meeting by: (i) submitting a later-dated proxy, in person at the Annual Meeting, via the Internet, by telephone or by mail, (ii) voting in person at the Annual Meeting or (iii) delivering instructions to our Corporate Secretary, prior to the Annual Meeting by mail to Mitek Systems, Inc. at 8911 Balboa Avenue, Suite B, San Diego, CA 92123.  If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.  Unless revoked, the proxy will be voted as specified.

The election of directors is decided by a plurality of the votes cast by holders of all shares represented and entitled to vote at the Annual Meeting.  The adoption of the Mitek Systems, Inc. 2010 Stock Option Plan requires the approval by a majority of the votes cast by holders of all shares represented and entitled to vote at the Annual Meeting.

With respect to the election of directors, the enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees.  The names of all nominees are listed on the proxy card.  If you wish to grant authority to vote for all nominees, check the box marked "FOR."  If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD."  If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the nominee(s) for whom you are withholding the authority to vote by listing such nominee(s) in the space provided.  If you check the box marked "WITHHOLD" your vote will be treated as an abstention and accordingly, your shares will neither be voted for nor against a director but will be counted for quorum purposes.  Accordingly, withheld votes will not affect the outcome of the election of directors.

The enclosed form of proxy also provides a method for stockholders to vote for or against or to abstain from voting with respect to the adoption of the Mitek Systems, Inc. 2010 Stock Option Plan and the ratification of the appointment of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for our 2010 fiscal year.  By abstaining from voting for such matters, shares would not be voted either for or against, but would be counted for quorum purposes.  While there may be instances in which a stockholder will wish to abstain, our Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares on "non-routine" matters in the absence of specific instructions from such customers.  Proposals 1 and 2 are "non-routine" matters.  Accordingly, if your broker holds shares that you own in “street name,” the broker may not vote your shares on either Proposal 1 or 2 without receiving receive instructions from you.  The broker may vote your shares on Proposal 3 even if the broker does not receive instructions from you.  If your broker does not vote on one or more of the proposals, this is commonly referred to as a "broker non-vote."  A broker non-vote will be treated in the same manner as an abstention for voting and quorum purposes.  Accordingly, a broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of directors or the ratification of the appointment of our independent registered public accounting firm.

The shares represented by proxies that are returned properly signed will be voted in accordance with the stockholder's directions.  If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by our Board of Directors.  The persons named as proxies were selected by our Board of Directors.

PROPOSAL NO. 1

TO ELECT SEVEN DIRECTORS

Generally

Pursuant to our Bylaws, our Board of Directors has fixed the number of authorized directors at seven.  All seven directors are to be elected at the Annual Meeting, to hold office until the next annual meeting or until their successors are duly elected and qualified.  The seven nominees receiving the highest number of votes will be elected.

Unless authorization to do so is withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees proposed by our Board of Directors, all of whom are presently members of our Board of Directors.  If any of the nominees should become unavailable for election before the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by our Board of Directors.

The following table includes the names and certain information about our directors.  All of the nominees named below have consented to being named herein and to serve, if elected.

Name	Age	Position

John M. Thornton	77	Chairman of the Board

James B. DeBello	51	Chief Executive Officer, Chief Financial Officer and Director

Michael W. Bealmear (1) (2) (3)	62	Director

Vinton P. Cunningham (2)	73	Director

Gerald I. Farmer, Ph. D. (1) (2) (3)	75	Director

Sally B. Thornton	75	Director

William P. Tudor (1)	64	Director

(1)	Member of the Compensation Committee of the Board of Directors
(2)	Member of the Audit Committee of the Board of Directors
(3)	Member of the Nominating & Corporate Governance Committee of the Board of Directors

John M. Thornton - Mr. Thornton has been a director of Mitek since March 1986.  He was appointed Chairman of the Board as of October 1, 1987 and served as President from May 1991 to July 1991, as Chief Executive Officer from May 1991 to February 1992 and again as Chief Executive Officer and Chief Financial Officer from September 1998 to May 2003, when he resigned from his positions as President and Chief Executive Officer.  He resigned from his position as Chief Financial Officer in May 2005.  He continues to serve as Chairman of the Board.  From 1976 through 1988, Mr. Thornton served as Chairman and Vice Chairman of the Board at Micom Systems, Inc.  Mr. Thornton is also Chairman of the Board of Thornton Winery Corporation in Temecula, California.

James B. DeBello - Mr. DeBello has been a director of Mitek since November 1994.  He has been President and Chief Executive Officer of Mitek since May 2003.  In January 2009, Mr. DeBello was appointed Mitek’s Chief Financial Officer and Secretary, in addition to his other positions.  Prior to joining Mitek, he was Chief Executive Officer of AsiaCorp Communications, Inc., a wireless data infrastructure and software company, from July 2001 to May 2003.  He was Venture Chief Executive Officer for IdeaEdge Ventures, Inc., a venture capital company, from June 2000 to June 2001.  From May 1999 to May 2000 he was President, Chief Operating Officer and a member of the Board of Directors of CollegeClub.com, an Internet company.  From November 1998 to April 1999 he was Chief Operating Officer of WirelessKnowledge, Inc., a joint venture company formed between Microsoft and Qualcomm, Inc.  Before that, from November 1996 to November 1998, Mr. DeBello held positions as Vice President, Assistant General Manager and General Manager of Qualcomm, Inc.'s Eudora Internet Software Division, and Vice President of Product Management of Qualcomm, Inc.'s Subscriber Equipment Division.  Mr. DeBello holds a B.A., magna cum laude and MBA from Harvard Business School and was a Rotary Scholar at the University of Singapore where he studied economics and Chinese.

Michael W. Bealmear - Mr. Bealmear has been a director of Mitek since April 2004.  He has been President and Chief Executive Officer of Hyperroll since 2004.  He was EVP and President of Worldwide Operations at Sybase, Inc. from 2002 to 2004.  From 2001 to 2000 he was CEO at Convansys, Inc., from 1999 to 2000 he was CEO at Spear Technologies, and from 1997 to 1998 he was EVP at Cadence Design Systems.

Vinton P. Cunningham - Mr. Cunningham has been a director of Mitek since May 2005.  Retired since 2002, he served as Sr. Vice-President-Finance of EdVision Corporation from 1993 to 2002.  Mr. Cunningham was Chief Operating Officer and Chief Financial Officer of Founders Club Golf Company from 1990 to 1993.  He was Vice President-Finance of Amcor Capital, Inc. from 1985 to 1990.  Mr. Cunningham was Chief Financial Officer and Treasurer of Superior Farming Company, a wholly owned subsidiary of Superior Oil Company, from 1981 to 1985.

Gerald I. Farmer - Dr. Farmer has been a director of Mitek since May 1994.  He was Executive Vice President of Mitek from November 1992 until June 1997.  Before joining Mitek, from January 1987 to November 1992, Dr. Farmer was Executive Vice President of HNC Software, Inc.  He has held senior management positions with IBM Corporation, Xerox, SAIC and Gould Imaging and Graphics.

Sally B. Thornton - Ms. Thornton has been a director of Mitek since April 1988.  She has been a private investor for more than 40 years.  She served as a director of Micom Systems, Inc. from 1976 to 1988.  From 1987 until 1996 she served as Chairman of Medical Materials, Inc, a composite plastics manufacturer.  Ms. Thornton is on the Board of Directors of Thornton Winery Corporation in Temecula, California.  She has been a Trustee of the Sjorgren's Syndrome Foundation in New York and Stephens College in Missouri.  Ms. Thornton is also a Life Trustee of the San Diego Museum of Art.  Ms. Thornton is the spouse of John M. Thornton, Chairman of the Board.

William P. Tudor - Mr. Tudor has been a director of Mitek since September 2004.  He is President of International Learning Corporation.  Prior to that, he was Executive Vice President of Scantron Corporation from July 2002 to July 2005.  He was Chief Executive Officer of EdVision from June 1990 to July 2002.

Required Vote

The election of directors is decided by a plurality of the votes cast by holders of all shares represented and entitled to vote at the Annual Meeting.  As a result, abstentions and broker non-votes will not have any effect on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES DISCUSSED ABOVE TO OUR BOARD OF DIRECTORS.

PROPOSAL NO. 2

ADOPTION OF THE MITEK SYSTEMS, INC. 2010 STOCK OPTION PLAN

Our Board of Directors believes that attracting and retaining highly qualified key employees and directors is essential to our growth and success.  In this regard, stock options have been and will continue to be an important element of our compensation program because options enable our directors, employees and providers of services to acquire or increase their proprietary interest in Mitek, thereby promoting a close identity of interests between such individuals and our stockholders.  Options also provide an increased incentive to option holders to expend their maximum efforts for the success of our business.

Our Board of Directors believes it is in the interests our company and our stockholders that we continue to have the ability to grant stock option awards.  Accordingly, on November 11, 2009, our Board of Directors adopted, subject to stockholder approval, the Mitek Systems, Inc. 2010 Stock Option Plan (the "2010 Plan").

Summary of Material Terms

 The following discussion of the material features of the 2010 Plan is qualified by reference to the text of the 2010 Plan, a copy of which is set forth in Appendix A hereto and incorporated herein by reference.

Administration.  The 2010 Plan will be administered by our Board of Directors, or a committee of two or more members appointed by our Board of Directors (the "Committee") who are Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and an outside director as defined in Treasury Regulation § 1.162-27(e)(3).  For purposes of this summary of the 2010 Plan, our Board of Directors or the Committee, if one is appointed, shall be referred to as the "Administrator."

Subject to the terms and conditions of the 2010 Plan, the Administrator is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries, determine the number of options to be granted, set terms and conditions of such options, interpret the 2010 Plan, specify rules and regulations relating to the 2010 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2010 Plan.

Stock Options.  The Administrator is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonstatutory stock options (“NSOs”).  Except as provided in the 2010 Plan, generally the exercise price per share of common stock subject to an option is determined by the Administrator, provided that the exercise price of an ISO may not be less than the fair market value of the common stock on the date of grant.  The term of each such option and the times at which each such option shall be exercisable generally will be fixed by the Administrator, except no option will have a term exceeding 10 years.  Upon the termination of an option holder's employment with us other than for cause, all the unvested options will immediately expire and the vested options will expire three months after the occurrence giving rise to termination.  Upon the termination of an option holder's employment for cause, all of his options will expire on the date of the occurrence giving rise to the termination.  Options may be exercised by payment of the exercise price in cash, stock or promissory note, or as the Administrator may determine from time to time in accordance with applicable law.

Shares Subject to the Plan.  Under the 2010 Plan, 2,000,000 shares of our common stock will be available for issuance of options.  The maximum number of shares of common stock which may be granted to any individual under the 2010 Plan in any one-year period shall not exceed 500,000 shares, subject to the adjustments described in the next paragraph.

Adjustments Upon Changes in Capitalization.  The 2010 Plan provides that, in the event of any change in our capital structure that effects an increase or decrease in the number of outstanding shares of our common stock without receipt of consideration, the number of shares of common stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted by the Administrator.  The 2010 Plan provides that, in the event of certain capital transactions, all outstanding options will terminate upon such capital transaction unless they are assumed by a successor corporation, provided that all vested options may be exercised during the 15 days prior to the capital transaction.  The Administrator may choose to accelerate the vesting of any option.

Eligibility.  Any officer, director or employee of, and certain persons rendering services to Mitek or its subsidiaries is eligible to receive awards under the 2010 Plan.  Only employees may receive ISO's under the 2010 Plan.

Other Terms of Options.  The flexible terms of the 2010 Plan will permit the Administrator to impose performance conditions with respect to any option.  Performance conditions may require that an option be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability of an option be linked to achievement of performance conditions.

In the event that the fair market value of the price of our common stock declines below the price at which the option is granted, the Administrator has the discretion and authority to cancel, reduce, or otherwise modify the price of any unexercised option, including, but not limited to, a regrant of the option at a new price more commensurate with the fair market value of our common stock, subject, in each case, to approval of our Board of Directors before any such action is taken.

No options may be granted under the 2010 Plan after November 11, 2019.

The exercise of an option is conditioned on the withholding of taxes.  Options granted under the 2010 Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of intestate succession.

Our Board of Directors may, subject to any stockholder approval required by applicable law, amend the 2010 Plan with respect to any shares of common stock at that time not subject to options.

Federal Tax Consequences of the 2010 Plan.  The following is a general summary as of January 2010 of the federal income tax consequences to us and to U.S. participants to awards granted under the 2010 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.  The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country.  Each participant is advised to consult his or her individual tax advisor concerning their personal tax consequences.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise.  Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

 Income Tax Effects for our Company. We generally will be entitled to a tax deduction in connection with an award under the 2010 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO).

New Benefit Plans

All awards under the 2010 Plan will be granted at the Administrator's discretion. Therefore, the benefits and amounts that will be received or allocated under the 2010 Plan are not presently determinable. The following table sets forth the number of shares subject to awards granted under our 1999 Stock Option Plan, 2000 Stock Option Plan, 2002 Stock Option Plan and 2006 Stock Option Plan to the below individuals and groups during fiscal year 2009. However, this is not necessarily indicative of future grants under the 2010 Plan.

Name and Position	Dollar Value ($)	Number of Units
James B. DeBello, CEO and CFO	Not applicable	Options for 249,000 shares
Tesfaye Hailemichael, Former CFO (1)	—	—
Executive Group	Not applicable	Options for 249,000 shares
Non-Executive Director Group	Not applicable	Options for 150,000 shares
Non-Executive Officer Employee Group	Not applicable	Options for 540,000 shares

(1) On January 13, 2009, Tesfaye Hailemichael tendered his resignation from all offices with the Company to pursue other interests, effective January 14, 2009.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to adopt the 2010 Plan.  Abstentions and broker non-votes will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MITEK SYSTEMS, INC. 2010 STOCK OPTION PLAN.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of our Board of Directors has selected the firm of Mayer Hoffman McCann, P.C ("Mayer Hoffman"), independent certified public accountants, to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2010.  Representatives of Mayer Hoffman have been invited to attend the Annual Meeting and, if they attend, will have the opportunity to make a statement and respond to appropriate questions.

During our two most recent fiscal years and any subsequent interim period prior to the engagement of Mayer Hoffman, we did not consult with Mayer Hoffman with respect to any of the matters enumerated in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Mayer Hoffman as our independent registered public accounting firm.  However, the Audit Committee of our Board of Directors is submitting the appointment of Mayer Hoffman to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the appointment of Mayer Hoffman, the Audit Committee of our Board of Directors will reconsider whether or not to retain Mayer Hoffman.  Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

During our two most recent fiscal years and any subsequent interim period, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mayer Hoffman, would have caused it to make reference to the subject matter of the disagreements in connection with its report and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K as promulgated by the SEC.

Audit Fees

The fees for professional services rendered for the audit of our financial statements for each of the fiscal years ended September 30, 2009 and September 30, 2008, and the reviews of our interim financial statements included in our Quarterly Reports on Form 10-Q (or 10-QSB) or services normally provided by Mayer Hoffman, in connection with statutory or regulatory filings or engagements were approximately $129,300 and $140,500 for the fiscal years ended September 30, 2009 and 2008, respectively.

Audit Related Fees

There were no audit related fees for the fiscal years ended September 30, 2009 or September 30, 2008.

Tax Fees

There were no fees for tax compliance, tax advice or tax planning billed or expected to be billed by our independent auditors for the fiscal years ended September 30, 2009 or September 30, 2008.

All Other Fees

Other than described above, there were no other fees paid to our independent auditors.

Independence

The Audit Committee of our Board of Directors believes there were no services provided by our Mayer Hoffman which would affect their independence.

Pre-Approval Policies

In accordance with the Audit Committee Charter, the Audit Committee of our Board of Directors has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent auditors.  Under these procedures, prior to the engagement of the independent auditor for pre-approved services, requests or applications for the auditors to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered.  Our chief financial officer and the independent auditors must ensure that the independent auditors are not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee's pre-approval and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent auditors and the related fees.

Each request or application must include:

•	a recommendation by our chief financial officer as to whether the Audit Committee should approve the request or application; and
•
a joint statement of our chief financial officer and the independent auditors as to whether, in their view, the request or application is consistent with the SEC's and the requirements for auditor independence of the Public Company Accounting Oversight Board ("PCAOB").

The Audit Committee also will not permit the independent auditors to be engaged to provide any services to the extent that the SEC has prohibited the provision of those services by independent auditors, which generally include:

•	bookkeeping or other services related to accounting records or financial statements;
•	financial information systems design and implementation;
•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions;
•	human resources;
•	broker-dealer, investment adviser or investment banking services;
•	legal services;
•	expert services unrelated to the audit; and
•	any service that the PCAOB determines is not permissible.

Required

The ratification of Mayer Hoffman as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this proposal. Abstentions will be counted towards the tabulation of votes cast on this proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2010 FISCAL YEAR

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.

As described in its charter, the Audit Committee meets with the independent auditors and our officers or other personnel responsible for our financial reports.  The Audit Committee is responsible for reviewing the scope of the auditors' examination of the Company and the audited results of the examination.  The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls.  The Audit Committee is not responsible for the planning or conduct of the audits or the determination that our financial statements are complete and accurate and in accordance with generally accepted accounting principles.  Among other matters, the Audit Committee considers and selects a certified public accounting firm as our independent auditor.  The Audit Committee held four meetings during fiscal 2009.

In accordance with rules adopted by the SEC, the Audit Committee states that:

•	The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year 2009.

•
The Audit Committee has discussed with Mayer Hoffman McCann, P.C., our independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented.

•
The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann, P.C., required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as modified and supplemented, and has discussed with the independent registered public accountants, its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, for filing with the SEC.

Audit Committee

Vinton Cunningham
Michael Bealmear
Gerald I. Farmer

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Meetings of our Board of Directors

Our Board of Directors schedules approximately four meetings during the fiscal year of which one is held immediately following the Annual Meeting of Stockholders and at the same location.  Additional meetings may be called as the need arises.  During the 2009 fiscal year, there were four meetings of the Board of Directors.  No director attended fewer than 75 percent of the aggregate number of meetings held by the Board of Directors and the committees on which such director served during the 2009 fiscal year.

Board Committees

Our Board of Directors has appointed from among its members three committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, to advise it on matters of special importance to the Company.  Each of the committees of the Board of Directors acts under a written charter.  Copies of the Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and Code of Ethics are available on our website at www.miteksystems.com by selecting "About Us" and "Investor Relations."

Our directors have a critical role in guiding our strategic direction and overseeing our management.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our business.

Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.  Developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.

Audit Committee

Our Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended September 30, 2009, held four meetings.  The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of our independent registered public accountants.  The members of the Audit Committee during fiscal year 2009 were Messrs. Cunningham and Bealmear and Dr. Farmer.  Our Board of Directors has determined that Mr. Cunningham is an "audit committee financial expert", as such term is defined pursuant to rules promulgated by the SEC.  Each of the members of the Audit Committee is an "independent" director as defined by applicable SEC and Nasdaq Stock Market rules and meets the other qualifications under the regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to our Board of Directors regarding the composition and structure of our Board of Directors, establishing criteria for board membership and corporate policies relating to the recruitment of board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance.   The Nominating and Corporate Governance Committee will consider suggestions by stockholders for names of possible future nominees delivered in writing and received 120 days in advance of the annual meeting of stockholders.  Such recommendations should provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The Nominating and Corporate Governance Committee did not hold any meetings during the fiscal year ended September 30, 2009.  The members of the Nominating and Corporate Governance Committee during fiscal year 2009 were Dr. Farmer and Mr. Bealmear, each of whom is an "independent" director as defined by applicable SEC and Nasdaq Stock Market rules.

Compensation Committee

Our Board of Directors also has appointed a Compensation Committee which reviews executive compensation, establishes executive compensation levels, recommends employee compensation programs and administers our stock option plans.  During the fiscal year ended September 30, 2009, the Compensation Committee held two meetings.  The members of the Compensation Committee during fiscal year 2009 were Messrs. Tudor and Bealmear and Dr. Farmer, each of whom is an "independent" director as defined by applicable SEC and Nasdaq Stock Market rules.

Stockholder Communications to the Board

Stockholders may contact an individual director, our Board of Directors as a group, or a specified committee or group of our Board of Directors, including the non-employee directors as a group, at the following address: Corporate Secretary, Mitek Systems, Inc. 8911 Balboa Ave, Suite B, San Diego, CA 92123, Attn: Board of Directors.  We will receive and process communications before forwarding them to the addressee.  Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meeting, we encourage all of our directors to attend.  With the exception of Mr. Michael Bealmear, each director nominated for election at our 2010 annual stockholder meeting attended our 2009 annual stockholder meeting.

Director Compensation

Our Chairman receives $2,250 and all of our other non-employee directors received $1,500 for each regularly scheduled Board meeting attended in person and $500 per meeting attended by phone.  In addition, they received $500 for each regularly scheduled committee meeting.  We reimbursed our directors for their reasonable expenses incurred in attending meetings of our Board of Directors.  The members of the Board are eligible for reimbursement of expenses incurred in connection with their service on the Board.

The following table provides director compensation information for the year ended September 30, 2009.

2009 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
John M. Thornton(2)	$12,960	$2,073	$-	$15,033
Michael W. Bealmear(2)	$8,500	$2,073	$-	$10,573
Vinton P. Cunningham(2)	$8,000	$2,073	$-	$10,073
Gerald I. Farmer(2)	$9,000	$2,073	$-	$11,073
Sally B. Thornton(2)	$6,000	$2,073	$-	$8,073
William P. Tudor(2)	$7,000	$2,073	$-	$9,073

(1)
Represents the dollar amount recognized for financial statement report purposes with respect to the fiscal year in accordance with ASC 718.  Please see "NOTE 3. ACCOUNTING FOR STOCK BASED COMPENSATION," to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the SEC for the relevant assumptions used to determine the valuation of our option awards.

(2)	The outstanding equity awards held by each of our directors as of September 30, 2009 are as follows:

John M. Thornton: options to acquire 90,000 shares of our common stock;
Michael W. Bealmear: options to acquire 65,000 shares of our common stock;
Vinton P. Cunningham: options to acquire 65,000 shares of our common stock;
Gerald I. Farmer: options to acquire 65,000 shares of our common stock;
Sally B. Thornton: options to acquire 65,000 shares of our common stock; and
William P. Tudor: options to acquire 65,000 shares of our common stock.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Currently, our sole executive officer is Mr. James B. DeBello.  Mr. DeBello has served as our President and Chief Executive Officer since May 2003 and as our Chief Financial Officer and Secretary since January 2009.  Mr. DeBello is also a member of our Board of Directors.  Please see "PROPOSAL NO. 1—TO ELECT SEVEN DIRECTORS" for more  information regarding Mr. DeBello

There are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation we paid to our chief executive officer and other executive officers who served as such at the end of fiscal 2009 and received annual compensation over $100,000.  We may refer to our executive officers identified in the table below as our "named executive officers" elsewhere in this report.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total Compensation ($)

James B. DeBello	2009	$318,683	—	$47,890	$366,573
President, CEO and CFO	2008	$333,497	—	$70,325	$403,822

Tesfaye Hailemichael (2)	2009	$43,960	—	—	$43,960
	2008	$186,915	—	$27,483	$214,398

(1)
Represents the dollar amount recognized for financial statement report purposes with respect to the fiscal year in accordance with ASC 718.  Please see "NOTE 3. ACCOUNTING FOR STOCK BASED COMPENSATION," to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the SEC.

(2)	On January 13, 2009, Tesfaye Hailemichael tendered his resignation from all offices with the Company to pursue other interests, effective January 14, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the September 30, 2009.  The only outstanding equity awards are stock options.  All options we granted to our named executive officers during our fiscal year ended September 30, 2009, vest monthly over a three-year period and have ten-year terms, subject to earlier termination on the occurrence of certain events related to termination of employment.  In addition, the full vesting of options is accelerated if there is a change in control of the Company.

Outstanding Equity Awards at 2009 Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
James B. DeBello	400,000	-	-	$1.06	05/19/13
	400,000	-	-	$0.50	11/17/14
	100,000	-	-	$0.80	10/19/15
	100,000	-	-	$0.82	11/18/15
	150,000	-	-	$1.10	07/10/16
	275,000	175,000	-	$0.35	12/04/17
Tesfaye Hailemichael	-	-	-	-	-

Option Exercises and Stock Vested at Fiscal Year End

During the fiscal year ended September 30, 2009, no stock options were exercised by any named executive officer.

Pension Benefits

We do not have any defined benefit plans at this time.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans.

Employment Arrangements and Change in Control Arrangements

The stock option agreements of our named executive officers provide that, generally, in case of a change of control, the option will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  If the successor corporation refuses to assume or substitute for the option, then immediately before and contingent on the consummation of the change in control, the optionee will fully vest in and have the right to exercise his or her options.

As of September 30, 2009, the value of the unvested, in-the-money options of our named executive officers that would accelerate upon a change of control, based on the difference between the closing bid price on the last trading day of our fiscal year of $0.98 per share and the exercise price of the respective options, was as follows:

Name	Option Value as of September 30, 2008
James B. DeBello	$288,773
Tesfaye Hailemichael	-

Processes and Procedures for the Consideration and Determination of Executive and Director Compensation

One of the duties of the Compensation Committee of the Board of Directors is to monitor the performance and compensation of executive officers and other key employees, to review compensation plans and to administer our stock option plans.  The Company's executive and key employee compensation programs are designed to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment.  Our fundamental philosophy is to relate the amount of compensation "at risk" for an executive directly to his or her contribution to our success in achieving superior performance goals and to the overall success of the Company.  The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options that focus the executives and key employees on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation program, the Company tries to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

In applying these elements to arrive at specific amounts or awards, the members of the Compensation Committee apply their subjective evaluation of these various factors and arrive at consensus through discussion.  While specific numerical criteria may be used in evaluating achievement of individual or Company goals, the extent of achieving such goals is then factored in with other more subjective criteria to arrive at the final compensation or award decision.

Base Salary.  Our salary program is designed to reflect individual performance related to our overall financial performance as well as competitive practice.  Salary reviews are typically performed annually in conjunction with a performance review.  Salary increases are dependent on the achievement of individual and corporate performance goals.

The Executive and Key Employee Bonus Plan.  The Executive and Key Employee Bonus Plan is designed to reward our executives and other key employees for their contributions to corporate goals.  Corporate goals are established as part of the annual operating plan process.  Overall corporate goals include target levels of pre-tax, pre-bonus profit and net revenue.

Bonus achievement is dependent upon meeting or exceeding our minimum goals for pre-tax, pre-bonus and net revenue.  For fiscal 2009, no bonus award for any participant was payable as we did not achieve our goals.

Stock Option Plans.  We currently have four stock option plans that have been approved by our stockholders that allow us to grant options to purchase common stock to our directors, executive officers and key individuals who make, or are expected to make, significant contributions to the Company.

Our stock option plans are designed to:

•	Encourage and create ownership and retention of our stock;
•	Balance long-term with short-term decision making;
•	Link the officers' or key employees' financial success to that of the stockholders;

•	Focus attention on building stockholder value through meeting longer-term financial and strategic goals; and
•	Ensure broad-based participation of key employees (all employees currently participate in the Stock Option Plans).

Under the terms of each of our stock option plans, the exercise price of options granted to persons owning more than 10% of the total combined voting power of our stock is not to be less than 110% of the fair market value of our common stock as determined on the date of the grant of the options.

In addition, each of our stock option plans provides for the grant of incentive and non-qualified options.  Incentive stock options are granted with an exercise price equal to the fair market value of our common stock at the grant date and for a term of not more than ten years.  Non-qualified stock options may be granted with an exercise price of not less than 85% of fair market value of our common stock at the grant date and for a term of not more than five years.  To date, the Company has elected to grant non-qualified stock options under these plans with a three year term.

The 1999 Stock Option Plan (the “1999 Plan”) provides for the purchase of up to 1,000,000 shares of the Company's common stock.  The 1999 Plan terminated on June 10, 2009; however options granted under the plan that were outstanding at such date remain in effect until such options are exercised or expire.  As of September 30, 2009, options to purchase 724,750 shares of the Company's common stock were outstanding and no options were available for grant under the 1999 Plan.

The 2000 Stock Option Plan (the “2000 Plan”) provides for the purchase of up to 1,000,000 shares of the Company's common stock.  As of September 30, 2009, options to purchase 633,200 shares of the Company's common stock were outstanding and options to purchase up to 204,916 shares of the Company's common stock were available for grant under the 2000 Plan.

The 2002 Stock Option Plan (the “2002 Plan”) provides for the purchase of up to 1,000,000 shares of the Company's common stock.  As of September 30, 2009, options to purchase 907,150 shares of the Company's common stock were outstanding and options to purchase up to 59,795 shares of the Company's common stock were available for grant under the 2002 Plan.

The 2006 Stock Option Plan (the “2006 Plan”) provides for the purchase of up to 1,000,000 shares of the Company's common stock.  As of September 30, 2009, options to purchase 867,900 shares of the Company's common stock were outstanding and options to purchase up to 132,100 shares of the Company's common stock were available for grant under the 2006 Plan.

Additionally, under a compensation agreement with Mr. DeBello, in 2003 he was granted options to purchase 400,000 shares of our common stock at an exercise price of $1.06 per share.

401(k) Savings Plan.  In 1990, we established an Employee Savings Plan (the "Savings Plan") intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 as amended (the "Code"), which is available to all employees who satisfy specified age and service requirement.  The Savings Plan allows an employee to defer up to 15% of such employee's compensation for the pay period elected in his or her salary deferral agreement on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Code (subject to maximums permitted under federal law).  This contribution will generally not be subject to federal tax until it is distributed from the Savings Plan.  In addition these contributions are fully vested and non-forfeitable.  Contributions to the Savings Plan are deposited in a trust fund established in connection with the Savings Plan.  We may make discretionary contributions to the Savings Plan at the end of each fiscal year as deemed appropriate by our Board of Directors.  Vested amounts allocated to each participating employee are distributed in the event of retirement, death, disability or other termination of employment.  For fiscal 2009 the Compensation Committee determined that participants would not receive a matching contribution.

Other Compensation Plans.  We have adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate.  The incremental cost to us of benefits provided to executive officers under these life and health insurance plans is less than 10% of the base salaries for executive officers for fiscal 2009.  Benefits under these broad-based plans are not directly or indirectly tied to company performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table presents information concerning the beneficial ownership of the shares of our common stock as of December 31, 2009, by:

•	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock,
•	each of our named executive officers and current directors, and
•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 16,751,137 shares of common stock outstanding on December 31, 2009.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 2009.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as indicated by the footnotes below, the business address for each of these stockholders is c/o Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, CA 92123.

Name of Beneficial Owner or Identify of Group	Number of shares of common stock Beneficially Owned	Percent of Class

Directors and Executive Officers
John M. and Sally B. Thornton (1)	2,869,959	16.98%
James B. DeBello (2)	1,570,492	8.57%
William P. Tudor (3)	100,000	*
Michael W. Bealmear (4)	65,000	*
Vinton P. Cunningham (5)	65,000	*
Gerald I. Farmer (6)	65,000	*
Tesfaye Hailemichael	—	*
Directors and Executive Officers as a Group (seven individuals)(7)	4,735,451	25.27%

Five Percent Stockholders
John M. and Sally B. Thornton (1)	2,869,959	16.98%
John Harland Company (8)	2,464,284	14.43%
Prescott Group Capital Management LLC (9)	1,666,985	9.95%
White Pine Capital, LLC (10)	1,265,766	7.37%
Isaac and Frieda Schlesinger (11)	1,000,000	5.97%
Laurus Master Fund Ltd. (12)	1,061,000	5.96%

*	Less than 1%.
(1)	John M. Thornton and Sally B. Thornton, husband and wife, are trustees of a family trust, and are each directors of the Company. Includes 155,000 shares of common stock subject to options.

(2)	Consists of 1,570,492 shares of common stock subject to options.
(3)	Includes 65,000 shares of common stock subject to options.
(4)	Consists of 65,000 shares of common stock subject to options.
(5)	Consists of 65,000 shares of common stock subject to options.
(6)	Consists of 65,000 shares of common stock subject to options.
(7)	Includes 1,985,492 shares of common stock subject to options.
(8)	Based solely on Schedule 13G filed by the beneficial owner with the SEC on May 13, 2005. The stockholder's address is 2939 Miller Road, Decatur, Georgia 30035.
(9)	Based solely on Schedule 13G/A filed by the beneficial owner with the SEC on February 14, 2008. This stockholder's address is 1924 South Utica, Suite 1120, Tulsa, OK 74104-6529.
(10)
Consists of (i) 849,100 shares of common stock outstanding, (ii) 83,333 shares of common stock issuable upon exercise of a warrant, and (iii) 333,333 shares of common stock issuable upon conversion of a convertible debenture in the principal amount of $250,000.  This stockholder's address is 60 South 6th Street, Suite 2530 Minneapolis, MN  55402.

(11)
Based solely on Schedule 13G/A filed by the beneficial owner with the SEC on March 6, 2008.  Consists of 1,000,000 shares of common stock as to which Isaac Schlesinger and Frieda Schlesinger have shared voting and dispositive power. This stockholder's address is c/o Bishop, Rosen & Co, Inc., 100 Broadway 16th Floor, New York, NY 10005.

(12)	Consists of 1,061,000 shares of common stock issuable upon exercise of warrants.

Equity Compensation Plan Information

The table below sets forth information as of September 30, 2009, with respect to compensation plans under which our common stock is authorized for issuance.  The figures related to the equity compensation plan approved by security holders relate to our 1999 Stock Option Plan, 2000 Stock Option Plan, 2002 Stock Option Plan and 2006 Stock Option Plan.  We do not have any equity compensation plans that have not been approved by security holders.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	3,533,000	$0.56	396,811

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

It is our policy and procedure to have all transactions with a value above $120,000, including loans, between us and our officers, directors and principal stockholders and their affiliates, reviewed and approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and that such transactions be on terms no less favorable to us than those that we could obtain from unaffiliated third parties. We believe that all of the transactions described below were reviewed and approved under the foregoing policies and procedures.

Related Party Transactions

Except as noted below, there have been no related party transactions with any of our directors, executive officers or five percent stockholders in the last three fiscal years:

John H. Harland Company beneficially owns more than five percent of our outstanding common stock.  The following table summarizes revenue realized from John Harland during the twelve months ended September 30, 2009 and 2008:

	Twelve Months Ended September 30,
	2009	2008
Revenue
Software licenses	$6,237	$227,812
Maintenance and professional services	60,385	56,792
Total Revenue	$66,622	$284,604

At September 30, 2009, there was an outstanding accounts receivable balance of approximately $10,000 due from John Harland, compared to a balance of approximately $5,000 at September 30, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of Forms, 3, 4, and 5 and amendments thereto furnished to us, we are not aware of any director, officer or beneficial owner of 10% of our common stock that failed to file on a timely basis as disclosed on the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal year 2009.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., Corporate Secretary, 8911 Balboa Ave., Suite B, San Diego, CA 92123 or contact us at (858) 503-7810. Any stockholder who wants to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

PROPOSALS OF STOCKHOLDERS

For proposals of stockholders to be included in our proxy materials to be distributed in connection with our 2011 annual meeting of stockholders, anticipated to be held in February 2011, we must receive such proposals at our principal executive offices in writing no later than September 24, 2010.  The acceptance of such proposals is subject to Securities and Exchange Commission (the "SEC") guidelines.  Any stockholder proposal submitted with respect to our 2011 annual meeting of stockholders which is received by us after December 7, 2010 will be considered untimely for purposes of Rule 14a-4 and Rule 14a-5 under the Securities Exchange Act of 1934 and our Board of Directors may vote against such proposal using its discretionary voting authority as authorized by proxy.

OTHER BUSINESS

The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.  We are not aware of any matters for action by stockholders at this meeting other than those described in the Notice.  The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of printing hereof and which may properly come before the Annual Meeting or any adjournment thereof.  The proxy holders intend to vote in accordance with their best judgment on any such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

San Diego, California January 21, 2010	John M. Thornton Chairman of the Board

APPENDIX A

MITEK SYSTEMS, INC.
2010 STOCK OPTION PLAN

1.           PURPOSE.  The Mitek Systems, Inc. 2010 Stock Option Plan ("Plan") is intended to serve as an incentive to, and to encourage stock ownership by certain eligible participants rendering services to Mitek Systems, Inc., a Delaware corporation (the "Company"), and certain affiliates as set forth below, so that they may acquire or increase their proprietary interest in the Company and to encourage them to remain in the service of the Company or its affiliates.

2.           ADMINISTRATION.

2.1           Committee.  This Plan shall be administered by the board of directors of the Company (the "Board of Directors"), or a committee of two or more members appointed by the Board of Directors (the "Committee") who are Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and an outside director as defined in Treasury Regulation § 1.162-27(e)(3).  If a Committee is appointed, it shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee.  The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded.  Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

2.2           Term.  If the Board of Directors appoints a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time.  The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

2.3           Authority.  For purposes of this Plan, the Board of Directors or the Committee, if one is appointed, shall be referred to as the "Administrator".  The Administrator shall have sole discretion and authority to grant options under this Plan to eligible participants rendering services to the Company or any "parent" or "subsidiary" of the Company ("Parent or Subsidiary"), as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), at such times, under such terms and in such amounts as it may decide.  For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include the Company and any Parent or Subsidiary, if applicable.  Subject to the express provisions of this Plan, the Administrator shall have complete authority to interpret this Plan, to prescribe, amend and rescind the rules and regulations relating to this Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under this Plan and to make all other determinations necessary or advisable for the administration of this Plan.

2.4           Type of Option.  The Administrator shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Company, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

2.5           Interpretation.  The interpretation and construction by the Administrator of any provisions of this Plan or of any option granted under this Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder.  No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under this Plan.

3.           ELIGIBILITY.

3.1          General.  All directors, officers, employees of and consultants to the Corporation shall be eligible to receive options under this Plan.  The selection of recipients of options shall be within the sole and absolute discretion of the Administrator.  No person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation on the date of grant.  No person shall be granted an option under this Plan unless such person has executed, if requested by the Administrator, the grant representation letter set forth on Exhibit "A," as such Exhibit may be amended by the Administrator from time to time.  No person shall be granted options to purchase more than 500,000 shares of common stock in any one-year period.

3.2          Termination of Eligibility.

3.2.1     If an optionee ceases to be employed by the Corporation, is no longer an officer or member of the Board of Directors, or no longer performs services for the Corporation, for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire three months after the occurrence giving rise to such termination of eligibility (or one year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier.  Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void.  The Administrator shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations § 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section 3.2.1.

3.2.2     If an optionee ceases to be employed by the Company, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Company, or no longer performs services for the Company, or its Parent or Subsidiary, and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options.  For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement.

3.3          Death of Optionee and Transfer of Option.  In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within six months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.  Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void.  No option shall be transferable by the optionee other than by will or the laws of intestate succession.

3.4          Limitation on Incentive Options.  No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Company as determined under Section 422(d) of the Code) exceeds $100,000.

4.           IDENTIFICATION OF STOCK.  The stock subject to the options granted under this Plan shall be shares of the Company's authorized but unissued or acquired or reacquired common stock (the "Stock").  The aggregate number of shares subject to outstanding options shall not exceed 2,000,000 shares of Stock (subject to adjustment as provided in Section 6).  If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.  Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of §260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.

5.           TERMS AND CONDITIONS OF OPTIONS.  Any option granted pursuant to this Plan shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Administrator shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

5.1          Number of Shares.  Each option shall state the number of shares of Stock to which it pertains.

5.2          Option Exercise Price.  Each option shall state the option exercise price, which shall be determined by the Administrator; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Administrator, on the date of grant of such option, (ii) the exercise price of any option granted to any person who owns more than 10% of the total combined voting power of all classes of the Company's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Administrator, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 85% of the fair market value of the Stock, as determined by the Administrator, on the date of grant of such option.  In the event that the fair market value of the price of the common stock declines below the price at which the option is granted, the Administrator shall have the discretion and authority to cancel, reduce, or otherwise modify the price of any unexercised option, including, but not limited to, a regrant of the option at a new price more commensurate with the fair market value of the stock, in each case without approval of the affected optionee or any other person provided, however, that the Administrator must receive the approval of the Board of Directors before any action is taken in accordance with this provision.

5.3          Term of Option.  The term of an option granted hereunder shall be determined by the Administrator at the time of grant, but shall not exceed 10 years from the date of the grant.  The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Company's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant.  All options shall be subject to early termination as set forth in this Plan.  In no event shall any option be exercisable after the expiration of its term.

5.4          Method of Exercise.  An option shall be exercised by written notice to the Company by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit "B," as such letter may be amended by the Administrator from time to time.  Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Company, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon by the optionee and the Administrator.  At the time specified in the written notice, the Company shall deliver to the optionee at the principal office of the Company, or such other appropriate place as may be determined by the Administrator, a certificate or certificates for such shares.  Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange.  In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

5.5          Medium and Time of Payment.  The option exercise price shall be payable in full on or before the Exercise Date in any one of the following alternative forms:

5.5.1     Full payment in cash or certified bank or cashier's check;

5.5.2     Subject to Section 5.5.7, a Promissory Note (as defined below);

5.5.3     Full payment in shares of Stock having a fair market value on the Exercise Date in the amount equal to the option exercise price;

5.5.4     Subject to Section 5.5.7, through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instruction to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date pursuant to an irrevocable assignment by the optionee, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

5.5.5     A combination of the consideration set forth in Sections 5.5.1, through 5.5.4 equal to the option exercise price; or

5.5.6     Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, provided the terms of payment are established by the Administrator at the time of grant and any other method of payment established by the Administrator with respect to Non-Qualified Options.

5.5.7     Notwithstanding the foregoing, the methods of payment described in Section 5.5.2 and Section 5.5.4 shall not be available to any optionee classified as "a director or executive officer (or equivalent thereof)" within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") at the time of the exercise, unless such optionee provides to the Company a written opinion of counsel satisfactory to the Company that the proposed medium of payment is not prohibited by Sarbanes-Oxley or any other applicable law.

5.6          Fair Market Value.  The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

5.6.1     If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Administrator after taking into account the factors found in § 260.140.50 of Title 10, California Code of Regulations and such other factors as the Administrator shall deem appropriate.

5.6.2     If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its OTCBB system or any successor system.  If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid and lowest asked prices (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

5.6.3     If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by the Administrator to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

5.7          Promissory Note.  Subject to the requirements of applicable state or Federal law or margin requirements, payment of all or part of the exercise price of an option may be made by delivery of a full recourse promissory note ("Promissory Note").  The Promissory Note shall be executed by the optionee, made payable to the Company and bear interest at such rate as the Administrator shall determine, but in no case less than the minimum rate which will not cause under the Code (i) interest to be imputed, (ii) original issue discount to exist, or (iii) any other similar results to occur.  Unless otherwise determined by the Administrator, interest on the Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year.  A Promissory Note shall contain such other terms and conditions as may be determined by the Administrator; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise of the option in respect of which the Promissory Note is delivered.  The Company may obtain from the optionee a security interest in all shares of Stock issued to the optionee under this Plan for the purpose of securing payment under the Promissory Note and may retain possession of the stock certificates representing such shares in order to perfect its security interest.

5.8          Rights as a Shareholder.  An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

5.9          Modification, Extension and Renewal of Options.  Subject to the terms and conditions of this Plan, the Administrator may modify, extend or renew outstanding options granted under this Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefore.

5.10        Vesting and Restrictions.  The Administrator shall have complete authority and discretion to set the terms, conditions, restrictions, vesting schedules and other provisions of any option in the applicable Stock Option Agreement and shall have complete authority to require conditions and restrictions on any Stock issued pursuant to this Plan; provided, however, that except with respect to options granted to officers or directors of the Company, options granted pursuant to this Plan shall be exercisable or "vest" at the rate of at least 20% per year over the 5-year period beginning on the date the option is granted.  Options granted to officers and directors shall become exercisable or "vest," subject to subject to the condition of continued employment and/or continued service on the Board of Directors, as appropriate.  The maximum vesting period for options granted to officers or directors will be 10 years from the date of grant.

5.11        Other Provisions.  The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Administrator shall deem advisable.

6.           ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

6.1          Subdivision or Consolidation.  Subject to any required action by shareholders of the Company, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.  Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

6.2          Capital Transactions.  Upon a sale or exchange of all or substantially all of the assets of the Company, a merger or consolidation in which the Company is not the surviving corporation, a merger, reorganization or consolidation in which the Company is the surviving corporation and shareholders of the Company exchange their stock for securities or property, a liquidation of the Company, or similar transaction as determined by the Administrator ("Capital Transaction"), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate, unless such options are assumed by a successor corporation in a merger or consolidation, immediately prior to such Capital Transaction; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Administrator, all optionees will have the right, during the 15 days prior to such Capital Transaction, to exercise all vested options.  The Company shall, subject to any nondisclosure provisions, attempt to provide optionees at least 15 days notice of the option termination date.  The Administrator may (but shall not be obligated to) (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and options granted pursuant to this Plan, in the event there is a sale of 51% or more of the stock of the Company in any two year period or a transaction similar to a Capital Transaction.

6.3          Adjustments.  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

6.4          Ability to Adjust.  The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

6.5          Notice of Adjustment.  Whenever the Company shall take any action resulting in any adjustment provided for in this Section, the Company shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

6.6          Limitation on Adjustments.  Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

7.           NONASSIGNABILITY.  Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee.  Any transfer in violation of this Section shall void such option, and any Stock Option Agreement entered into by the optionee and the Company regarding such transferred option shall be void and have no further force or effect.  No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

8.           NO RIGHT OF EMPLOYMENT.  Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Company or any other corporation any obligation to employ or continue to employ any optionee.  The right of the Company and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

9.           TERM OF PLAN.  This Plan is effective on the date this Plan is adopted by the Board of Directors and options may be granted pursuant to this Plan from time to time within a period of 10 years from such date, or the date of any required shareholder approval required under this Plan, if earlier.  Termination of this Plan shall not affect any option theretofore granted.

10.         AMENDMENT OF THE PLAN.  The Board of Directors of the Company may, subject to any required shareholder approval, suspend, discontinue or terminate this Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

11.         APPLICATION OF FUNDS.  The proceeds received by the Company from the issuance of Stock pursuant to the exercise of options may be used for general corporate purposes.

12.         RESERVATION OF SHARES.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of this Plan.

13.         NO OBLIGATION TO EXERCISE OPTION.  The granting of an option shall not impose any obligation upon the optionee to exercise such option.

14.         APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS.  This Plan shall not take effect until approved by the Board of Directors of the Company.  This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors.  In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void.  Further, any stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

15.         WITHHOLDING TAXES.  Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Administrator, of all local, state, federal or other withholding taxes applicable, in the Administrator's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option.

16.         PARACHUTE PAYMENTS.  Any outstanding option under this Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code.  The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Administrator.

17.         SECURITIES LAWS COMPLIANCE.  Notwithstanding anything contained herein, the Company shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Securities Act of 1933, as amended (the "Act"), and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws.  As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Company for the Company to use any available exemption from registration under the Act or qualification under any applicable state securities law.

18.         RESTRICTIVE LEGENDS.  The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear any legends required by applicable securities laws as determined by the Administrator.

19.         NOTICES.  Any notice to be given under the terms of this Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Company for such person or at such other address as the optionee may specify in writing to the Company.

20.         INFORMATION TO PARTICIPANTS.  The Company shall make available to all holders of options the information required pursuant to § 260.140.46 of the California Code of Regulations.

As adopted by the Board of Directors on November 11, 2009.

MITEK SYSTEMS, INC, a Delaware corporation

By:	/s/ James B. DeBello
James B. DeBello
President and Chief Executive Officer